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                             TOTAL RETURN PORTFOLIO            EXHIBIT (d)(xviv)
                                       OF
                         ENTERPRISE ACCUMULATION TRUST

                         PORTFOLIO MANAGER'S AGREEMENT

         THIS AGREEMENT, made the 31st day of August, 2001, is among Enterprise Accumulation Trust (the "Fund"), a Massachusetts business trust, Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser"), and Pacific Investment Management Company LLC, a Delaware limited liability (hereinafter referred to as "Portfolio Manager").

BACKGROUND INFORMATION

         (A) The Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end, management investment company under the Investment Company Act of 1940, and the rules and regulations thereunder, as amended from time to time (the "1940 Act").

         (B) The Adviser has entered into an Investment Adviser's Agreement with the Fund ("Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the portfolios of the Fund, and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as Portfolio Managers to the portfolios of the Fund.

         (C) The parties hereto wish to enter into an agreement (the "Agreement") whereby the Portfolio Manager will provide to the Total Return Portfolio of the Fund (the "Total Return Portfolio") securities investment advisory services for that Fund.

WITNESSETH THAT:

         In consideration of the mutual covenants herein contained, the Fund, Adviser and the Portfolio Manager agree as follows:

                  (1) The Fund and Adviser hereby employ the Portfolio Manager to render certain investment advisory services to the Total Return Portfolio, as set forth herein. The Portfolio Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

                  (2)(a) The Portfolio Manager shall furnish the Total Return Portfolio advice with respect to the investment and reinvestment of the assets of the Total Return Portfolio, or such portion of the assets of the Fund as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations of the Portfolio as set forth in the Fund's most recent Registration Statement.

                  (2)(b) The Portfolio Manager is authorized on behalf of the Total Return Portfolio to enter into agreements and execute any documents required to make investments pursuant to the Registration Statement, as may be amended from time to time.

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                  (3)      The Portfolio Manager shall perform a monthly
reconciliation of the Total Return Portfolio to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

                  (3)(a) The Portfolio Manager's investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts and options thereon, in accordance with the Registration Statement.

                  (3)(b) The Portfolio Manager will: (1) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "brokerage accounts") on behalf of and in the name of the Total Return Portfolio. The Fund shall execute for and on behalf of the Total Return Portfolio, standard customer agreements with a broker or brokers. The Portfolio Manager may, using such of the securities and other property in the Total Return Portfolio as the Portfolio Manager deems necessary or desirable, direct the custodian to deposit on behalf of the Total Return Portfolio, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Portfolio Manager deems desirable or appropriate.

                  (3)(c) The Portfolio Manager has delivered to the Adviser a copy of its Disclosure Document, as amended, dated March 15, 2001, on file with the Commodity Futures Trading Commission. The Adviser hereby acknowledges receipt of such copy.

                  (4) The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor. The Portfolio Manager has no authority to act for or represent the Fund or the Total Return Portfolio in any way except to direct securities transactions pursuant to its investment advice hereunder. The Portfolio Manager is not an agent of the Fund or the Total Return Portfolio.

                  (5) It is understood that the Portfolio Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the Total Return Portfolio.

                  (6)(a) The Adviser agrees to pay the Portfolio Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth (20th) day after the close of each calendar month, a sum equal to 0.020833 of 1% of the average of the daily closing net asset value of the Portfolio managed by the Portfolio Manager during such month (that is, 0.25 of 1% per year) for assets under management.

                  (6)(b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

                  (6)(c) For the purposes of this Paragraph 6, the daily closing net asset values of the Portfolio shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the Portfolio's shares.

                  (7) The services of the Portfolio Manager hereunder are not to be deemed to be exclusive, and the Portfolio Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Portfolio Manager of its responsibilities hereunder, it is agreed that the Portfolio Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon


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which its investment advice and service is furnished hereunder. The Portfolio
Manager may, from time to time hereafter, act as investment adviser to one or more other investment companies and fiduciary or other managed accounts, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by the Portfolio Manager which have available funds for investment, the available securities will be allocated in a manner believed by the Portfolio Manager to be equitable to each company or account over time.

                  (8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager shall not be liable to the Fund, the Total Return Portfolio or the Adviser or to any shareholder or shareholders of the Fund, the Total Return Portfolio or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Portfolio Manager hereunder.

                  (9) In connection with the management of the investment and reinvestment of the assets of the Total Return Portfolio, the Portfolio Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Total Return Portfolio, and is directed to use its reasonable efforts to obtain the best execution with respect to such purchases and sales of portfolio securities for the Total Return Portfolio. Subject to this primary requirement, and maintaining as its first consideration the benefits for the portfolios and its shareholders, the Portfolio Manager shall have the right, subject to the approval of the Board of Trustees of the Fund and of the Adviser, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the Total Return Portfolio, the Adviser, or the Portfolio Manager and, subject to the Conduct Rules of the National Association of Securities Dealers, Inc., to select brokers and dealers who sell shares of Portfolios of the Fund.

                  (10) Provided the investment objectives of the Total Return Portfolio are adhered to, the Adviser agrees that the Portfolio Manager may aggregate sales and purchase orders of securities, commodities and other investments held in the Total Return Portfolio with similar orders being made simultaneously for other accounts managed by the Portfolio Manager or with accounts of the affiliates of Portfolio Manager, if in the Portfolio Manager's reasonable judgment such aggregation shall result in an overall economic benefit to the Total Return Portfolio taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Adviser acknowledges that the determination of such economic benefit to the Total Return Portfolio by the Portfolio Manager represents the Portfolio Manager's evaluation that the Total Return Portfolio is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

                  (11) The Fund may terminate this Agreement by thirty (30) days written notice to the Adviser and the Portfolio Manager at any time, without the payment of any penalty, by vote of the Fund's Board of Trustees, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by thirty (30) days written notice to the Portfolio Manager and the Portfolio Manager may terminate this Agreement by thirty (30) days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provision of Section 15(a) of the Investment Company Act of 1940, in which event this Agreement shall remain in full force and effect.

                  (12) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until Aug. 31, 2003, and from year to year thereafter if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote


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of the Board of Trustees of the Fund, including a majority of those Trustees who are not parties to this Agreement of interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and
(2) is specifically approved at least annually by the vote of a majority of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                  (13)(a) The Adviser shall indemnify and hold harmless the Portfolio Manager, its officers and directors and each person, if any, who controls the Portfolio Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising from the Indemnified Party's performance or non-performance of any duties under the Agreement. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Portfolio Manager's Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made by any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Portfolio Manager or such controlling persons.

                  (13)(b) The Portfolio Manager shall indemnify and hold harmless the Adviser and each of its directors and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, claim, damage or expense described in the foregoing indemnity, but only with respect to the Portfolio Manager's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Portfolio Manager's Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Portfolio Manager, the Portfolio Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Portfolio Manager by the provisions of subsection (i) and (ii) of the paragraph above this section.

                  (14) Except as otherwise provided in paragraph 13 hereof and as may be required under applicable federal law, this Portfolio Manager's Agreement shall be governed by the laws of the State of Georgia.

                  (15) The Portfolio Manager agrees to notify the parties within a reasonable period of time regarding a material change in the membership of the Portfolio Manager.

                  (16) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

                  (17) Unless otherwise permitted, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when received in writing:

by the Portfolio Manager:  Pacific Investment Management Company LLC
                           840 Newport Center Drive, Suite 300
                           Newport Beach, CA 92660


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by the Adviser:            Enterprise Capital Management, Inc.
                           3343 Peachtree Road, N.E., Suite 450
                           Atlanta, GA 30326-1022


by the Portfolio:          Enterprise Accumulation Trust c/o Enterprise Capital
                                Management, Inc.
                           3343 Peachtree Road, N.E., Suite 450
                           Atlanta, GA 30326-1022

or by such other person or persons at such address or addresses as shall be specified by the applicable party, in each case, in a notice similarly given. Each party may rely upon any notice or other communication from the other reasonably believed by it to be genuine.

                 (18) Concurrently with the execution of this Agreement, the Portfolio Manager is delivering to the Adviser a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Adviser acknowledges receipt of such copy.

                 (19) The Portfolio Manager is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Fund by any one or more of those persons designated as representatives of the Total Return Portfolio whose names, titles and specimen signatures appear in Exhibit A attached hereto. The Adviser may amend such Exhibit A from time to time by written notice to the Portfolio Manager. The Portfolio Manager shall continue to rely upon these instructions until notified by the Adviser to the contrary.

                 (20) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

                 (21) This Agreement constitutes the entire agreement between the Portfolio Manager, the Adviser and the Fund relating to the Total Return Portfolio.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunder duly affixed and attested, as of the date first above written.


                                         ENTERPRISE CAPITAL MANAGEMENT, INC.


ATTEST: /s/ CATHERINE R. MCCLELLAN       By: /s/ VICTOR UGOLYN
        ---------------------------          -------------------------------
            Secretary                         Victor Ugolyn, Chairman, President
                                                 and Chief Executive Officer


                                         ENTERPRISE ACCUMULATION TRUST


ATTEST: /s/ CATHERINE R. MCCLELLAN       By: /s/ VICTOR UGOLYN
        ---------------------------          -------------------------------
            Secretary                         Victor Ugolyn, Chairman, President
                                                 and Chief Executive Officer


                                       PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


ATTEST: /s/ MOHAN V PHANSALKAR           By: /s/ WILLIAM R. BENZ
        ---------------------------          -------------------------------
            Assistant Secretary                  William R. Benz, II
                                                 Managing Director


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